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                                                                    EXHIBIT 4.11



                          PLEDGE AND SECURITY AGREEMENT
                                     (STOCK)


         THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is executed as of the 1st day of April, 1999 by TIDEL TECHNOLOGIES, INC., a Delaware corporation ("Pledgor"), in favor of CHASE BANK OF TEXAS, N.A., a national banking association ("Pledgee").

                                    RECITALS:

         A. Tidel Engineering, L.P., a Delaware limited partnership (the "Borrower"), Pledgor and Pledgee have entered into that certain Credit Agreement dated of even date herewith (as amended, modified or supplemented from time to time, the "Loan Agreement"), pursuant to which Pledgee has agreed to make available to Borrower certain credit facilities subject to the terms and conditions contained therein.

         B. Pledgor is the legal, record and beneficial owner of:

                  (i) 100 shares of the issued and outstanding common stock, $0.01 par value of Tidel Services, Inc. ("TSI"), evidenced by TSI common stock certificate no. 1, registered in the name of Pledgor;

                  (ii) 100 shares of the issued and outstanding common stock, $0.01 par value of Tidel Cash Systems, Inc. ("TCS"), evidenced by TCS common stock certificate no. 2, registered in the name of Pledgor; and

                  (iii) 680,818 shares of the issued and outstanding common stock, $0.01 par value of 3CI Complete Compliance Corporation ("3CI"), evidenced by 3CI common stock certificates nos. C-0063, C-0070, C-0094 and C-0319 through C-0324, registered in the name of Pledgor.

All of the common stock described in clauses (i), (ii) and (iii) preceding are referenced to collectively as the "Initial Pledged Stock". Each of TSI, TCS and 3CI are individually referred to herein as an "Issuer", and collectively, the "Issuers", as applicable.

         C. It is a condition precedent to the obligations of Pledgee under the Loan Agreement that Pledgor shall have executed and delivered this Agreement to Pledgee.

         D. Pledgor, by virtue of its ownership of the Initial Pledged Stock, deems it to be in its best interest, based on sound judgment, in that valuable benefits will be derived by the Pledgor by virtue of the Loans, to execute and deliver to Pledgee this Agreement.

         E. In consideration of these premises and in order to induce Pledgee to extend the credit pursuant to the Loan Agreement, and for other good and valuable consideration, the


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receipt and sufficiency of which is hereby acknowledged, the Pledgor and Pledgee hereby agree as follows:

                                   AGREEMENTS:

         1. Defined Terms. Unless otherwise defined herein, terms defined in the Loan Agreement shall have such defined meanings when used herein.

         2. Pledge. The Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Pledgee, and hereby grants to Pledgee a first lien on, and security interest in, (a) the Initial Pledged Stock, (b) all shares of stock, common or preferred, options, interests, participations, and other equivalents, warrants, convertible debentures and all agreements, instruments and documents convertible, in whole or part, into any one or more of the foregoing (collectively, "Stock") of the Issuers which Pledgor shall, from time to time, become entitled to receive or shall receive as set forth in SECTION 3 hereof (together with any Stock options or rights received pursuant to SECTION 3 hereof, the "Additional Pledged Stock"; the Additional Pledged Stock and the Initial Pledged Stock being sometimes hereinafter referred to as the "Pledged Stock"), (c) all other Collateral (as defined in SECTION 4 hereof) as may be pledged to Pledgee at any time and from time to time hereunder and (d) all proceeds thereof, together with appropriate undated stock powers duly executed in blank, as collateral security for (i) the due and punctual payment and performance by Pledgor of its obligations, covenants, agreements and liabilities, absolute or contingent, liquidated or unliquidated, now existing or hereinafter incurred under, arising out of or in connection with this Agreement,
(ii) the prompt and complete payment when due (whether at the stated due date, by acceleration or otherwise) of the unpaid principal of and interest on the Notes issued to evidence the Loans made by Pledgee to Borrower pursuant to the Loan Agreement as well as collection costs therefor, and (iii) the due and punctual payment and performance by Borrower of all Obligations (as defined in the Loan Agreement) to Pledgee, absolute or contingent, liquidated or unliquidated, now existing or hereinafter incurred (all the foregoing being hereinafter called the "Obligations").

         3. Stock Dividends, Distributions, etc. If, while this Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any Stock certificate (including, without limitation, any certificate representing a Stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any shares of any Pledged Stock, or otherwise, the Pledgor agrees to accept the same as Pledgee's agent and to hold the same in trust on behalf of and for the benefit of the Pledgee segregated from the other assets of the Pledgor and to deliver the same forthwith to the Pledgee, in the exact form received, with the endorsement of the Pledgor, when necessary and/or appropriate, to undated stock powers, duly executed in blank, to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations, and such other documents as the Pledgee shall reasonably request in order to perfect the Pledgee's security interest therein. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Pledgee, to be held by it in trust as additional collateral security for the Obligations; and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the


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Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Pledgee, to be held by it as additional collateral security for the Obligations. All sums of money and property so paid or distributed in respect of the Pledged Stock which are received by the Pledgor shall, until paid or delivered to the Pledgee, be held by the Pledgor in trust, segregated from the other assets of the Pledgor, as additional collateral security for the Obligations.

         4. Collateral. The Pledged Stock and all other property at any time and from time to time pledged to Pledgee hereunder (whether described in SCHEDULE l hereof or not) and all income therefrom and proceeds thereof, are herein collectively sometimes called the "Collateral".

         5. Record Ownership of Pledged Stock. Whether or not an Event of Default has occurred and is continuing, Pledgee at any time may have the Pledged Stock registered in its name, or in the name of its nominee or nominees, as pledgee; and, as to any Pledged Stock so registered, Pledgee shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, powers of attorney, dividend coupons or orders, and other documents as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting rights and powers which it is entitled to exercise under this Agreement and to receive the dividends and other payments in respect of the Pledged Stock which it is authorized to receive and retain under this Agreement and the Loan Agreement.

         6. Voting of Pledged Stock. As long as an Event of Default has not occurred and is not continuing, Pledgor shall be entitled to exercise all voting rights pertaining to the Pledged Stock; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would impair the Collateral or violate any provision of this Agreement, the Loan Agreement or the Loan Documents. After the occurrence and during the continuance of an Event of Default, the right to vote the Pledged Stock and all other corporate rights pertaining to the Pledged Stock shall be vested exclusively in Pledgee, including any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if Pledgee were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of any Issuer or upon the exercise by such Issuer or the Pledgee of any right, privilege or option pertaining to any shares of the Pledged Stock, and in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options or be responsible for any failure to do so or delay in so doing. To this end, Pledgor hereby irrevocably constitutes and appoints Pledgee the proxy and attorney-in-fact of Pledgor, with full power of substitution, to vote, and to act with respect to, the Pledged Stock standing in the name of Pledgor or with respect to which Pledgor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default has occurred and is continuing. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full.


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         7. Limitations on Pledgee's Obligations. The Pledgee shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall the Pledgee be under any obligation to take any action whatsoever with regard thereto.

         8. The Pledgee's Appointment as Attorney-in-Fact. (a) In addition to, and without limiting the scope of any other provision in this Agreement, the Pledgor hereby irrevocably constitutes and appoints the Pledgee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Pledgee's discretion, for the purpose of carrying out the actions and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Pledgee the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor to do the following upon the occurrence and during the continuance of an Event of
Default: (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due under the Collateral; (ii) in the name of the Pledgor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under the Collateral; (iii) to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Pledgee for the purpose of collecting any and all such moneys due under the Collateral whenever payable; (iv) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; (v) to direct any party liable for any payment under the Collateral to make payment of any and all moneys due and to become due thereunder directly to the Pledgee or as the Pledgee shall direct; (vi) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (vii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of the Collateral; (viii) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (ix) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Pledgee may deem appropriate; (x) exercise voting rights attributable to the Pledged Stock pursuant to SECTION 6; and (xi) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Pledgee were the absolute owner thereof for all purposes, and to do, at the Pledgee's option and the Pledgor's expense, at any time, or from time to time, all acts and things which the Pledgee deems necessary to protect, preserve or realize upon the Collateral and the Pledgee's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

         The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.


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         (b) The powers conferred on the Pledgee hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Pledgee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act.

         (c) The Pledgor also authorizes the Pledgee, at any time and from time to time, to execute, in connection with any sale of the Collateral, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         9. Performance by the Pledgee of the Pledgor's Obligations. If the Pledgor fails to perform or comply with any of its agreements contained herein and the Pledgee, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, then the expenses of the Pledgee incurred in connection with such performance or compliance, together with interest thereon to accrue at a rate of interest equal to the Highest Lawful Rate from the date such expenses are incurred, shall be payable by the Pledgor to the Pledgee on demand and shall constitute Obligations secured hereby.

         10. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) The Pledgor shall fail to pay its Obligations when due;

         (b) Any representation, warranty or statement made or deemed made by the Pledgor herein or in connection herewith shall prove to have been incorrect or untrue in any material respect on or as of the date made or deemed made;

         (c) The Pledgor shall default in the observance or performance of any term, covenant, or agreement contained herein and Pledgor shall fail to cure such default within fifteen (15) days after the occurrence of such default; or

         (d) An Event of Default (subject to any applicable cure period), as such term is defined in the Loan Agreement, shall occur and be continuing.

         11. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, the Pledgee may declare all of the Obligations or any part thereof immediately due and payable and, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at the Pledgee's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Pledgee


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upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. The Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Pledgee hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations in such order as the Pledgee may elect, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Pledgee of any amount required by any provision of law, including, without limitation, Section 9-504 (a) (3) of the Uniform Commercial Code of the State of Texas (the "Code"), need the Pledgee account for the surplus, if any, to the Pledgor. The Pledgor agrees that, to the extent permitted by law, the Pledgee need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. IN ADDITION TO THE RIGHTS AND REMEDIES GRANTED TO IT IN THIS AGREEMENT AND IN ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING OR RELATING TO ANY OF THE OBLIGATIONS, THE PLEDGEE SHALL HAVE ALL THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER THE CODE. All waivers by the Pledgor of rights (including rights to notice) and all rights and remedies afforded the Pledgor herein, and all other provisions of this Agreement, are expressly made subject to any applicable mandatory provisions of law limiting, or imposing conditions (including conditions as to reasonableness) upon such waivers of the effectiveness thereof or any such rights and remedies. Any sale or other disposition of the Collateral shall be in compliance with all provisions of law (including applicable securities laws, and regulations and applicable provisions of the Code).

         (b) If Pledgee shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to this SECTION 11 hereof, and if in the opinion of counsel for Pledgee it is advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor will cause the Issuer of such Pledged Stock to execute and deliver, and cause the directors and officers thereof to execute and deliver, all at the Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of 180 days from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and to make all amendments thereto and/or to the related prospectus which are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause each Issuer to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which Pledgee shall designate and to cause each Issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act.


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         (c) The Pledgor recognizes that the Pledgee may be unable to effect a public sale of any or all the Pledged Stock by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Pledgee shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         (d) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion of all of the Pledged Stock valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this SECTION 11 will cause irreparable injury to Pledgee, that Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default of the covenants, terms or conditions of the Loan Agreement has occurred. The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Pledgee by reason of a breach of any such covenants and, consequently, agrees that, if Pledgee shall sue for damages for breach, Pledgor shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Stock on the date Pledgee shall demand compliance with this paragraph, but in no event to exceed the amount of the Obligations.

         12. Waiver of Subrogation. Notwithstanding anything to the contrary in this Agreement, unless and until the Obligations have been indefeasibly paid and performed in full, the Pledgor hereby irrevocably waives all rights Pledgor may have at law or in equity (including, without limitation, any law subrogating the Pledgor to the rights of the Pledgee) to seek contribution, indemnification, or any other form of reimbursement from the Issuer, any other guarantor or pledgor, or any other person now or hereafter primarily or secondarily liable for any obligations of the Borrower to the Pledgee, for any disbursement made by the Pledgor under or in connection with this Agreement or otherwise. The Pledgor further agrees that, to the extent that the waiver of any such subrogation, contribution, reimbursement, indemnity or otherwise is found to be void or voidable for any reason, any such rights which the Pledgor may have shall be junior and subordinate in all respects to the rights of the Pledgee against the Borrower.

         13. Actions by Pledgee. No action that the Pledgee may take or omit to take in connection with the Loan Agreement or any of the Loan Documents, any indebtedness owing by


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Borrower to the Pledgee (including, without limitation, renewals, extensions, modifications and increases thereof), or any security for the payment of any indebtedness of Borrower to the Pledgee, or for the performance of any obligation or undertaking of Borrower, nor any course of dealing with Borrower or any other Person, shall release the Pledgor from its obligations hereunder, affect this Agreement in any way, or afford the Pledgor any recourse against the Pledgee. By way of example, but not in limitation of the foregoing, the Pledgor hereby expressly agrees that the Pledgee may, from time to time, without notice to the Pledgor:

                  (a) sell, assign, transfer or grant participations in the Loans and/or any right held by the Pledgee pursuant to or in connection with the Loan Agreement and the Loan Documents;

                  (b) amend, change, or modify, in whole or in part, any documents or instruments evidencing, securing or relating to any indebtedness or undertaking of Borrower to the Pledgee;

                  (c) accelerate, change, extend, or renew the time for payment of the Notes or any other indebtedness arising under any documents or instruments evidencing, securing or relating to any indebtedness or undertaking of Borrower to the Pledgee;

                  (d) compromise or settle any amount due or owing, or claimed to be due or owing, under the Notes or under any documents or instruments evidencing, securing or relating to any indebtedness or undertaking of Borrower to the Pledgee;

                  (e) surrender, release, or subordinate any or all security for any indebtedness or undertaking of Borrower to the Pledgee or accept additional or substituted security therefor;

                  (f) release any guarantor or pledgor of any indebtedness or undertaking of the Borrower to the Pledgee, or substitute or add additional guarantors or pledgors; and

                  (g) apply collateral securing the Notes to other indebtedness also secured by such collateral.

The provisions of this Agreement shall extend and be applicable to all renewals, increases, amendments, extensions, modifications of and substitutions for the Loan Agreement and the Loan Documents, and all references herein to the Loan Agreement and the Loan Documents shall be deemed to include any renewal, increase, extension, amendment or modification thereof or substitution therefor.

         14. No Impairment. The obligations, guaranties, undertakings, covenants, agreements and duties of the Pledgor under this Agreement shall not be affected or impaired by any of the following, although without notice to or consent of the Pledgor:

         (a) any failure, omission or delay on the part of the Pledgee (i) to enforce, assert or exercise any right, power or remedy conferred on the Pledgee by the provisions of the Loan Agreement and the Loan Documents or otherwise inuring to the holders of the rights of the Pledgee under the Loan Agreement and the Loan Documents, or (ii) to make demand first upon Borrower or to proceed against Borrower;


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         (b) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, composition or other proceedings under laws for the protection of debtors affecting Borrower or any of the assets of Borrower, or any discharge from liability or rejection of burdensome contracts or obligations in the course of or resulting from any such proceedings;

         (c) the release, by operation of law or otherwise, of Borrower or any guarantor from any obligation under the Loan Agreement or any of the Loan Documents;

         (d) the invalidity, deficiency, illegality or unenforceability of the Loan Agreement and the Loan Documents, in whole or in part, or of any of the provisions thereof, or failure to perfect or maintain perfection of any security, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever; or

         (e) without limiting the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety.

None of the foregoing shall be a defense to this Agreement, and this Agreement is a primary obligation of the Pledgor.

         15. Other Pledgors or Guarantors. The liabilities and obligations of the Pledgor hereunder shall not be reduced or limited by reason of any guaranty or pledge executed in favor of the Pledgee by any other Person, and this Agreement shall be enforceable against the Pledgor without regard to any such guaranty or pledge.

         16. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants that (a) it is the legal, record and beneficial owner of, and has good and, subject to applicable securities laws described in
SECTION 11 hereof, marketable title to, the Initial Pledged Stock, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option, voting proxy or other encumbrance whatsoever, except the existing lien and security interest created by this Agreement; (b) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full power, authority and legal right to pledge the Initial Pledged Stock pursuant to this Agreement; (c) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, and is enforceable in accordance with its terms; (d) no consent of any other party (including, without limitation, the stockholders or creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority, domestic or foreign, is required to be obtained by the Pledgor or the Pledgee in connection with the execution, delivery or performance of this Agreement or the pledge of such shares hereunder, in each case which has not been obtained or made, as the case may be, and is not in full force and effect; (e) the execution, delivery and performance of this Agreement will not violate any provision of any


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

applicable law, or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor is a party or which purports to be binding upon Pledgor or upon any of its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor except as contemplated by this Agreement or the Loan Agreement; (f) all the shares of the Initial Pledged Stock have been duly and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive or other rights of any person;
(g) the Pledgor has not created any options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character, which provide for the purchase, issuance or transfer of any shares of capital stock of Issuer pledged hereby; and (h) the pledge, assignment and delivery of such Initial Pledged Stock pursuant to this Agreement constitutes and, provided Pledgee retains possession of the Initial Pledged Stock, at all times (disregarding, however the effects of the change in any law relating to the pledge of stock generally) will constitute a valid first lien on and a first perfected security interest in such shares of the Initial Pledged Stock, and the proceeds thereof, subject to no prior Lien, or to any agreement purporting to grant to any third party other than Pledgee a security interest in the property or assets of the Pledgor which would include the Initial Pledged Stock. Pledgor covenants and agrees that at its expense it will defend the right, title and security interest of the Pledgee in and to the Pledged Stock and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that he will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right of the Pledgee thereto and security interest therein.

         17. No Disposition. etc. Without the prior written consent of the Pledgee, Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and except as permitted by this Agreement or by the Loan Agreement. Without the prior written consent of the Pledgee, the Pledgor agrees that it will not vote to enable any Issuer to issue or sell any stock or other securities of any nature in addition to or in exchange or substitution for the Pledged Stock or grant or issue any options, warrants, or rights of any kind to acquire, or securities convertible into, shares of such Issuer's stock.

         18. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of the Pledgee, the Pledgor will execute and deliver such further documents and do such further acts and things which are necessary in the reasonable judgment of the Pledgee to effect the purpose of this Agreement or to obtain, maintain and perfect the security interest granted under this Agreement in any applicable jurisdiction, and any expense of Pledgee so incurred shall be a part of the Obligations.

         19. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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

         20. No Waiver; Cumulative Remedies. The Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Pledgee, and then only to the extent therein set forth. A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Pledgee, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         21. Waivers, Amendments, Entirety. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Pledgee. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of Pledgee hereunder, inure to the benefit of Pledgee and its successors and assigns. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS RULES THEREOF. THE CERTIFICATES REPRESENTING THE PLEDGED STOCK SHALL BE DELIVERED TO PLEDGOR IN THE STATE OF TEXAS.

         23. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         24. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor or Borrower for liquidation or reorganization, should the Pledgor or Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor's assets or the assets of Borrower and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount and not so rescinded, reduced, restored or returned.


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

         25. Replacement of Prior Agreement. This Agreement is given in renewal, amendment, replacement, and restatement in its entirety (but not in novation, extinguishment or satisfaction) of that certain Pledge and Security Agreement dated June 12, 1997, executed by Pledgor, formerly known as American Medical Technologies, Inc. d/b/a AMT Industries, Inc., for the benefit of Pledgee, successor-in-interest to Texas Commerce Bank National Association, as amended by that certain First Amendment to Pledge and Security Agreement dated May 27, 1998, executed by and between Pledgor and Pledgee (as amended, the "Prior Agreement"). To the extent of any conflict between the terms of this Agreement and the terms of the Prior Agreement, the terms of this Agreement shall control.

         IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        TIDEL TECHNOLOGIES, INC.


                                        By:
                                           ------------------------------------
                                              Mark K. Levenick,
                                              Chief Operating Officer



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